UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2007

San Juan Basin Royalty Trust
(Exact name of registrant as specified in the
Amended and Restated San Juan Basin Royalty Trust Indenture)

Texas (State or other jurisdiction of incorporation or organization)	1-8032 (Commission File Number)	75-6279898 (I.R.S. Employer Identification Number)

Compass Bank, Trustee 2525 Ridgmar Boulevard, Suite 100 Fort Worth, Texas (Address of principal executive offices)		76116 (Zip Code)
Registrant’s telephone number, including area code: (866) 809-4553
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.
     On October 18, 2007, the San Juan Basin Royalty Trust (the “Trust”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the filing of a preliminary proxy statement and that a Special Meeting of unit holders of the Trust (the “Special Meeting”) will be held on December 12, 2007, at 4:00 p.m., local time, at Compass Bank located at 2601 South Hulen, Fort Worth, Texas 76109.
     The Trust will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement to be used by the Trust to solicit the approval of its unit holders for the proposed amendments to the Amended and Restated Royalty Trust Indenture dated September 30, 2002 (the “Indenture”) to be voted on at the Special Meeting. You are urged to read the proxy statement regarding the proposed amendments to the Indenture when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to the proxy statement, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Trust at the SEC’s Internet Site (http://www.sec.gov). The Trust will also provide copies of the proxy statement and other information filed with the SEC to any unit holder, at the actual cost of reproduction, upon written request to the Trustee, Compass Bank, 2525 Ridgmar Boulevard, Suite 100, Fort Worth, Texas 76116, or via telephone at (866) 809-4553. Such copies may also be accessed through the Trust’s web site at http://www.sjbrt.com.
     Compass Bank, the Trustee of the Trust, may be deemed to be a participant in the solicitation of proxies from the unit holders of the Trust in connection with the Special Meeting. Additional information regarding the interests of the participant may be obtained by reading the proxy statement for the Special Meeting when it becomes available.
Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press release, dated September 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)
By:	/s/ Lee Ann Anderson
Lee Ann Anderson
Vice President and Senior Trust Officer
Date: October 18, 2007
(The Trust has no directors or executive officers.)